DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0311632006-1
Document Number: 20060259803-25
Date Filed: 4/25/2006 11:37:46 AM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ACTING SCOUT INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. (Name) 502 East John Street (Street Address), Carson City (City), Nevada, 89706 (Zip Code) Optional Mailing Address: City: State: Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 80,000,000 Preferred; 20,000,000 Common. Par value: $ 0.0001. Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. BLAIR LAW (Name) SUITE PH1-989 BEATTY ST (Street Address), VANCOUVER BC CANADA (City), XX (State), V6Z3C2 (Zip Code) 2. Name: Street Address: City: State: Zip Code: 3. Name: Street Address: City: State: Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	CSC Services of Nevada, Inc. (Name) Signature: [signature] 502 East John Street (Address), Carson City (City), NV (State), 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company. Date: 4/25/2006

This form must be accompanied by appropriate fees.